UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549
                                    FORM 8-K

                                 Current Report

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

                        Date of Report: September 9, 2005

                     ADVANCED 3-D ULTRASOUND SERVICES, INC.
              (Exact Name of Small Business Issuer in Its Charter)

         Florida                       0-25097                  65-078-3722
(State or other jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)            Identification No.)


    3900A 31st Street North, St. Petersburg, Florida         33714
       (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code: 727-525-5552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[ ]  Soliciting  material  pursuant to rule 14a-12 under the Exchange Act
     (17  CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01:  Entry Into A Material Definitive Agreement

On September 9, 2005, Registrant, d/b/a World Energy Solutions, entered into a twelve (12) month Strategic Alliance Agreement (the "Agreement") with UTEK Corporation, a Delaware corporation ("UTEK"). Under the Agreement, UTEK will seek out, investigate, and, if appropriate, recommend technologies related to Registrant's product line for acquisition or licensing by Registrant. As consideration for the Agreement, Registrant will issue 31,413 restricted shares of its stock to UTEK. Ownership of one-twelfth (1/12) of the 31,413 shares will vest in UTEK monthly. If the Agreement is terminated prior to the end of the twelve (12) month term of the Agreement, any shares not having vested in UTEK will be transferred back to Registrant.

As additional consideration by Registrant, if Registrant opts to acquire a technology identified by UTEK, UTEK will acquire the technology via a UTEK subsidiary company, and the subsidiary company will be acquired by Registrant by payment of a "premium" price to UTEK.

SECTION 3 -- SECURITIES AND TRADING MARKETS

Item 3.02:  Unregistered Sales of Equity Securities

Pursuant to Paragraph (b) of this item, no report need be filed because the equities sold in the transaction outlined in Section 1 hereof constitute less than one (1) percent of the number of Registrant's outstanding shares.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01:  Financial Statements and Exhibits

   Exhibit 10 - Material Contracts

        10.1 - Strategic Alliance Agreement Between                        Filed
               Registrant and UTEK Corporation..........................Herewith


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ADVANCED 3-D ULTRASOUND SERVICES, INC.
                                      (Registrant)

Dated: September 13, 2005             By: /s/ Benjamin C. Croxton
                                      ---------------------------
                                      Benjamin C. Croxton
                                      Chief Executive Officer
                                      Chief Financial Officer